UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 4, 2008
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

Item 2.02     Results of Operations and Financial Condition.

On February 4, 2008, Anadarko Petroleum Corporation (Anadarko) announced fourth-quarter and full-year 2007 financial and operating results. The press release is included in this report as Exhibit 99.1.

Item 7.01     Regulation FD Disclosure.

On February 4, 2008, Anadarko provided guidance for 2008. This information is contained in the press release included in this report as Exhibit 99.1. Anadarko also announced its 2008 capital budget. This information is contained in the press release included in this report as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
99.1	Anadarko Press Release, dated February 4, 2008.

99.2	Anadarko Press Release, dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

February 4, 2008	By:	/s/ BRUCE W. BUSMIRE
Bruce W. Busmire - Vice President and Chief Accounting Officer